               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                     INTERPOINT CORPORATION
     (Exact name of registrant as specified in its charter)

             Washington                       91-0850556
    (State or other jurisdiction           (I.R.S. Employer
 of incorporation or organization)       Identification No.)

                       10301 Willows Road
                 Redmond, Washington 98073-9705
       (Address of principal executive offices)(zip code)

                     INTERPOINT CORPORATION
            AMENDED 1985 INCENTIVE STOCK OPTION PLAN
                    (Full title of the plan)

                  PETER H. VAN OPPEN, Chairman
                     INTERPOINT CORPORATION
                       10301 Willows Road
                 Redmond, Washington 98073-9705
                         (206) 882-3100
    (Name, address and telephone number of agent for service)

                            Copy to:

                       EVELYN CRUZ SROUFE
                          PERKINS COIE
                  1201 Third Avenue, 40th Floor
                 Seattle, Washington 98101-3099

                 CALCULATION OF REGISTRATION FEE

=================================================================
                           Proposed    Proposed
 Title of                  Maximum     Maximum
Securities      Number     Offering   Aggregate   Amount of
  to be         to be     Price Per    Offering   Registration
Registered    Registered   Share(1)    Price(1)       Fee
- -----------------------------------------------------------------
Common Stock,  260,000(2)   $8.00     $2,080,000    $717.24
no par value
=================================================================

(1)Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $8.00 based on the average of the high and low price for the Common Stock in the over-the-counter market on March 31, 1995, as reported by the Nasdaq National Market.

(2)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Amended 1985 Incentive Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended October 31, 1994, which contains audited financial statements for the most recent year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 filed with the Commission on January 11, 1994, under the Securities Act of 1933, as amended (the "Securities Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article XII of the Restated Bylaws of Interpoint Corporation provides for indemnification of the Registrant's directors and officers to the full extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Restated Articles of Incorporation of Interpoint Corporation contains provisions implementing, to the full extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Officers and directors of Interpoint are covered by insurance (with certain exceptions and certain limitations) which indemnify them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 8.  EXHIBITS

Exhibit
Number                    Description
- ---------               ---------------
  5.1     Opinion of Perkins Coie regarding legality of the Common
          Stock being registered
 23.1     Consent of Price Waterhouse LLP
 23.2     Consent of KPMG Peat Marwick LLP
 23.4     Consent of Perkins Coie (included in opinion filed as
          Exhibit 5.1)
 24.1     Powers of Attorney (see Signature Page)
 99.1     Amended 1985 Incentive Stock Option Plan

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, On April 3, 1995.

                              INTERPOINT CORPORATION

                              /S/ Peter H. van Oppen
                              -------------------------------
                              Peter H. van Oppen, President,
                              Chief Executive Officer and
                              Chairman

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Peter H. van Oppen and Leslie S. Rock, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on April 3, 1995.

      Signature                             Title
      ---------                           ----------

/S/ Peter H. van Oppen
- ----------------------------
Peter H. van Oppen                President, Chief Executive
                                     Officer and Chairman

/S/ Leslie S. Rock
- -----------------------------
Leslie S. Rock                    Vice President, Treasurer
                                 and Chief Accounting Officer

/S/ Christopher T. Bayley
- -----------------------------
Christopher T. Bayley                      Director


/S/ Walter P. Kistler
- -----------------------------
Walter P. Kistler                          Director


/S/ Russell F. McNeill
- -----------------------------
Russell F. McNeill                         Director

/S/ John W. Stanton
- -----------------------------
John W. Stanton                            Director

/S/ David A. Uvelli
- -----------------------------
David A. Uvelli                            Director

/S/ Calvin A.H. Waller
- -----------------------------
Calvin A.H. Waller                         Director

                        INDEX TO EXHIBITS


 Exhibit
  Number                  Description
- ---------               ---------------

    5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

   23.1    Consent of Price Waterhouse LLP

   23.2    Consent of KPMG Peat Marwick LLP

   23.3 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

   24.1    Powers of Attorney (see Signature Page)

   99.1    Amended 1985 Incentive Stock Option Plan









